UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2025
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Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(936) 539-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On December 1 , 2025, Kodiak Gas Services, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Frontier TopCo Partnership, L.P. (the “Selling Stockholder”) and Goldman Sachs & Co. LLC (the “Underwriter”), relating to the offer and sale (the “Offering”) by the Selling Stockholder of 9,762,573 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), by the Selling Stockholder at a price to the public of $34.60 per share. The Company did not sell any shares of Common Stock in the Offering and did not receive any proceeds from the sale of the shares offered by the Selling Stockholder. The Offering closed on December 2, 2025.
The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriter against certain liabilities and to contribute to payments the Underwriter may be required to make in the event of any such liabilities.
The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated into this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.
d) Exhibits.

No.	Description
1.1	Underwriting Agreement, dated as of December 1, 2025, among the Company, Frontier TopCo Partnership, L.P. and Goldman Sachs & Co. LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: December 2, 2025	By:	/s/ John B. Griggs
	Name:	John B. Griggs
	Title:	Executive Vice President and Chief Financial Officer